EXHIBIT 23(b)

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration
Statements: Forms S-8 No. 033-80180, No. 033-61355, No. 333-02261, No.
333-31141, No. 333-31143, No. 333-94659, and No. 333-64428 of our report dated
January 26, 2001, with respect to the consolidated financial statements and schedule 14(a) of 21st Century Insurance Group, included in and incorporated by reference in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2001.




Ernst & Young LLP

Los Angeles,
California
February 27, 2002


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